UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 31, 2009

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

651 S. Stratford Drive, Suite 100, Meridian, ID   83642

(Address of principal executive offices)   (Zip Code)

(800) 824-3703

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

MWI Veterinary Supply Co. (“MWI”) a wholly-owned subsidiary of MWI Veterinary Supply, Inc., and Pfizer, Inc. (“Pfizer”) have entered into a Companion Animal AAHA MarketLink Management Agreement, effective September 1, 2009, which was executed and delivered by Pfizer to MWI on October 31, 2009.

Under the Companion Animal AAHA MarketLink Management Agreement, MWI is entitled to purchase designated companion animal products from Pfizer and resell them to selected veterinary hospitals serviced by MWI who are members of the American Animal Hospital Association.  In connection with its resale of the Pfizer companion animal products, MWI will be paid a logistics fee and may receive certain incentive payments from Pfizer.

This agreement expires on December 31, 2009 and may be terminated by either party, with or without cause, upon thirty days written notice to the other party.  Pfizer may also terminate the agreement upon fifteen days written notice to MWI in the event it determines that MWI has failed to comply with certain terms and conditions of the agreement.  Pfizer may also terminate the agreement upon thirty days written notice to MWI in the event that MWI fails to meet certain sales goals for two consecutive months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: November 5, 2009	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President and Chief Financial Officer